变更登记核准通知书

广州林达照明工业有限公司：

你公司申请的：

投资人(股权)变更；法定代表人变更；董事、监事、经理及联合管理委员会委员

业务已经我局批准登记。

变更登记事项如下：

变更事项	变更前内容	变更后内容
投资人(股权)变更	广州市林达电子有限公司(认缴额：75.000000);香港林达国际照明有限公司(认缴额：25.000000)	香港林达国际照明有限公司(认缴额：100.000000)
董事、监事、经理及联合管理委员会委员	秦兰丹、石春芳、石茂林	秦兰丹、石茂林
企业类型变更	有限责任公司(台港澳与境内合资)	有限责任公司(台港澳法人独资)
注册号变更	企合粤穗总字第008992号	440101400037244

股东变更后情况

名称	出资额	出资比率(%)	国别地区
香港林达国际照明有限公司	100.0	100.0	

广州市工商行政管理局

二〇一〇年四月二日